SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]


Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12


                              USA Networks, Inc.

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                (Name of Registrant as Specified in its Charter)


                            Vivendi Universal, S.A.

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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     0-11.

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was
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The following press release was issued by Vivendi Universal, S.A. on
December 21, 2001.

December 21, 2001


VIVENDI UNIVERSAL ANNOUNCES EXTENSION OF CONTRACTS FOR RON MEYER, PRESIDENT, CHIEF OPERATING OFFICER, UNIVERSAL STUDIOS AND STACEY SNIDER, CHAIRMAN, UNIVERSAL PICTURES

     PARIS AND NEW YORK, DECEMBER 20, 2001 - VIVENDI UNIVERSAL [NYSE: V; PARIS
     BOURSE: EX FP] announced today it has extended for five more years the contracts of Ron Meyer, President and Chief Operating Officer, Universal Studios, and Stacey Snider, Chairman, Universal Pictures.

     In making the announcement, Jean-Marie Messier, Chairman and Chief Executive Officer of Vivendi Universal, said, 'I am thrilled to recognize the extraordinary accomplishments of these two outstanding leaders. As the head of Universal Studios Group's businesses, Ron has brought the studio to new heights. With the recent creation of Vivendi Universal Entertainment (VUE), Ron, under the leadership of Barry Diller, will now expand his responsibilities to include all of the TV activities of VUE. I have every confidence that he will continue creating long-term value for the company.'

     Mr. Messier added: 'Stacey's unique balance of creative and management expertise has led Universal Pictures to unprecedented success during the last three years, by consistently delivering exceptional films to audiences around the world. We now have the distinct privilege of ensuring management continuity at Universal Studios for years to come.'


     'Ron and Stacey's renewed commitment comes at the time of the creation of VUE, with Barry Diller joining as CEO, and stands to show the outstanding talented team that will lead VUE to new growth and development,' Mr. Messier concluded.

     The formation of Vivendi Universal Entertainment (VUE) was announced on December 17, 2001. VUE brings together Universal Studios Group and the USA Entertainment Group.

     Universal Studios Group encompasses the production and distribution of theatrical television and home video entertainment through Universal Pictures; and the operation of theme parks around the world through the Universal Studios Recreation Group.

     USA Entertainment Group is one of two groups comprising USA Networks, Inc. and includes USA Cable, Studios USA and USA Films. USA Cable consists of the top-rated USA Network, one of cable television's leading providers of original series and feature movies, sports events, off-net television shows and blockbuster theatrical films; SCI FI Channel, now a top-10 cable network in primetime, featuring cinematic hits, new and original series, and special events, as well as classic sci-fi, fantasy, and horror programming and an award-winning Web site, SCIFI.COM; and Emerging Networks TRIO, Newsworld International (NWI) and Crime. The Group's network development and production, as well as first-run production and distribution division is Studios USA, responsible for some of the biggest dramas, action and talk hits on television. Also in the Group is USA Films, a motion picture production, marketing, and distribution company comprised of Gramercy Pictures, October Films, USA Home Entertainment, and certain domestic PolyGram Filmed Entertainment assets.


     Vivendi Universal:

     Media and Communications and Environmental Services: The media and communications business is divided into five business segments: Music, Publishing, TV and Film, Telecoms and Internet. The Music business is conducted through Universal Music Group, the world's leading music company, which develops, acquires, manufactures, markets and distributes recorded music through wholly owned operations or licensees in 63 countries around the world. Universal Music Group's other businesses also include one of the world's largest music publishing companies, which involves the acquisition of rights to, and licensing of, musical compositions. The Publishing business is a worldwide content leader in its core markets: education/literature, games, and healthcare information. It provides content across multiple platforms. The TV and Film business produces and distributes motion picture, television and home video/DVD products worldwide, operates and has ownership interests in a number of cable and pay-TV channels, engages in the licensing of merchandising and film property rights and operates theme parks and retail stores around the world. The Telecoms business provides a broad range of telecommunications services, including mobile and fixed telephony, Internet access and data services and transmission, principally in Europe. The Internet business manages the strategic Internet initiatives and new online ventures for Vivendi Universal. Utilizing advanced digital distribution technology, the Internet business develops e-commerce, e-services and thematic portals that offer access to the Internet via a variety of devices, including mobile phones, PDAs, interactive TV and computers. Vivendi Environnement is a 63-percent owned subsidiary of Vivendi Universal, which operates the environmental services business, with operations around the globe.


     Additional Information

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     Stockholders of USA Networks are urged to read the proxy statement when it becomes available because it will contain important information about USA Networks, the transactions and related matters. Investors and security holders can obtain free copies of the proxy statement when it becomes available by contacting Investor Relations, USA Networks, Inc., Carnegie Hall Tower, 152 W. 57th Street, 42nd Floor, New York, NY 10019 (Telephone: (212) 314-7400). Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed by USA Networks and Vivendi with the Securities and Exchange Commission in connection with the transactions at the SEC's web site at www.sec.gov.

     In addition to the proxy statement, Vivendi and USA Networks file annual, quarterly, and special reports, proxy statements and other information with the SEC, which are available at the SEC's web site at www.sec.gov. You may also read and copy any reports, statements and other information filed by USA Networks and Vivendi at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms.

     USA Networks, Vivendi and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of USA Networks' stockholders to approve the proposed transactions. Such individuals may have interests in the transactions, including as a result of holding options or shares of USA Networks' stock. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed by USA Networks with the SEC.


     MEDIA CONTACTS:

     VIVENDI UNIVERSAL
     Anita Larsen
     212.572.1118
     Mia Carbonell
     212.572.7556

     UNIVERSAL STUDIOS
     Iris Gelt
     818.777.9775

     USA NETWORKS, INC.
     Erica Wiertz
     212.314.7372